FORM OF
AGREEMENT TO ACT AS "QUALIFIED INDEPENDENT UNDERWRITER"


	This agreement made as of the          day of _____________, by and
between Summit Securities, Inc., an Idaho corporation ("Summit"),
Metropolitan Investment Securities, Inc., a Washington corporation ("MIS"), and Welco Securities, Inc., a Nevada Corporation ("Welco").
	WITNESSETH:
	WHEREAS Summit intends to offer 150,000 shares of Preferred Stock, designated as "Variable Rate Cumulative Preferred Stock, Series S-2,"
(hereinafter referred to as the "Preferred Stock"), which will be offered in reliance on a post-effective amendment to a registration statement filed on
Form S-2, bearing SEC file number 33-               ; and,
	WHEREAS, MIS, a wholly-owned broker/dealer an affiliate of Summit and a member of the National Association of Securities Dealers ("NASD"), will be engaged as the sole selling agent for its affiliate, Summit,
	WHEREAS, pursuant to Section 3 of Schedule E of the Bylaws of the NASD,
MIS, as a NASD member, may participate in such underwriting only if the price at which the Preferred Stock is offered to the public is no higher than the price recommended by a "Qualified Independent Underwriter" as that term is defined in Section 2(l) (1) through 2(l) (6) of Schedule E to the
Bylaws of the NASD, and who participates in the preparation of the registration statement and prospectus relating to the offering and exercises customary standards of due diligence, with respect thereto; and,
	WHEREAS, this agreement ("Agreement") describes the terms on which Summit is retaining Welco to serve as such a "Qualified Independent Underwriter" in connection with this offering of Preferred Stock;
	NOW, THEREFORE, in consideration of the recitations set forth above, and the terms, promises, conditions, and covenants herein contained, the parties hereby contract and agree as follows:
DEFINITIONS
	As hereinafter used, except as the context may otherwise require, the term
"Registration Statement" means the registration statement on Form S-2
(including the related preliminary prospectus, financial statements, exhibits and all other documents to be filed as a part thereof or incorporated therein) for the registration of the offer and sale of the preferred stock under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Act") filed with the Securities and
Exchange Commission (the "Commission"), and any amendment thereto, and the term "Prospectus" means the prospectus including any preliminary or final prospectus (including the form of prospectus to be filed with the Commission pursuant to Rule 424(b) under the Act) and any amendment or supplement thereto, to be used in connection with the offering.
	1.	SCHEDULE E REQUIREMENT.  Welco hereby confirms its agreement as set forth in clause (6) of paragraph (l) of Section 2 of Schedule E of the
Bylaws of the NASD and represents that, as appropriate, Welco satisfies or at the times designated in such paragraph (l) satisfies the other requirements set forth therein or will receive an exemption from such requirements from the NASD.
	2.	CONSENT.  Welco hereby consents to be named in the Registration
Statement and Prospectus as having acted as a "Qualified Independent
Underwriter" solely for the purposes of Schedule E referenced herein.
Except as permitted by the immediately preceding sentence or to the extent required by law, all references to Welco in the Registration Statement or
Prospectus or in any other filing, report, document, release or other communication prepared, issued or transmitted in connection with the offering by Summit or any corporation controlling, controlled by or under common control with Summit, or by any director, officer, employee, representative or agent of any thereof, shall be subject to Welco's prior written consent with respect to form and substance.
	3.	PRICING FORMULA AND OPINION.  Welco agrees to render a written opinion as to the price above which Summit's Preferred Stock may not be offered based on the computation of dividends to be declared on those shares that is set forth in Schedule "A," a copy of which is attached hereto, and incorporated herein by reference.  It is understood and agreed by Welco that the securities to which this Agreement relates will be offered on a best efforts basis by MIS, as the sole selling agent of Summit pursuant to the selling agreement to be entered into between MIS and Summit which is filed as exhibit to the Registration Statement referred to above.  Summit, through
MIS, will continue to offer the preferred stock according to the terms and conditions of said agreement, in accordance with this Agreement.  Welco reserves the right to review and amend its opinion upon the filing of any post-effective amendment to this Registration Statement or upon occurrence of any material event which may or may not require such an amendment to be filed, or at such time as the offering under this registration shall terminate or otherwise lapse under operation of law.
	4.	FEES AND EXPENSE.  It is understood that Summit shall reimburse Welco for its expenses on a nonaccountable basis in the amount of $5,000 of which
$2,500 has been paid to date, and the balance to be paid at closing.  It is further agreed that Welco shall be paid an additional amount of $15,000 at the time the pricing opinion is rendered, concurrent with the closing.
Welco agrees to pay all fees and expenses to any legal counsel whom it may employ to represent it separately in connection with or on account of its actions contemplated herein.  All mailing, telephone, travel, hotel, meals, clerical, or other office costs incurred or to be incurred by Welco in conjunction with Summit's proposed offering which is the subject of this
Agreement shall be reimbursed to Welco by Summit at closing on an accountable basis upon receipt of an itemization of said expenses.
	5.	MATERIAL FACTS.  Summit represents and warrants to Welco that at the time the Registration Statement and, at the time the Prospectus is filed with the Commission (including any preliminary prospectus and the form of prospectus filed with the Commission pursuant to Rule 424(b)) and at all times subsequent thereto, to and including the date on which payment for, and delivery of, the Preferred Stock to be sold in the Offering is made by the underwriter or underwriters, as the case may be, participating in the
Offering and by Summit (such date being referred to herein as the "Closing
Date"), the Prospectus (as amended or supplemented if it shall have been so amended or supplemented) will contain all material statements which are required to be stated therein in accordance with the Act and will conform to all other requirements of the federal securities laws, and will not, on such date include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and that all contracts and documents required by the Act to be filed or required as exhibits to said registration statement have been filed.  Summit further represents and warrants that any further filing, report, document, release or communication which in any way refers to Welco or to the services to be performed by Welco pursuant to this
Agreement will not contain any untrue or misleading statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
	Summit further warrants and represents that:
	(a)  All leases, contracts and agreements referred to in or filed as exhibits to the Registration Statement to which Summit or its subsidiaries is a party or by which it is bound are in full force and effect.
	(b)  Summit has good and marketable title, except as otherwise indicated
in the Registration Statement and Prospectus, to all of their assets and properties described therein as being owned by them, free and clear of all liens, encumbrances and defects except such encumbrances and defects which do not, in the aggregate, materially affect or interfere with the use made and proposed to be made of such properties as described in the Registration
Statement and Prospectus; and Summit has no material leased properties except as disclosed in the Prospectus.
	(c)  Summit is duly organized under the laws of the State of Idaho and, as of the effective date of the Registration Statement and at Closing Summit will be validly existing and in good standing under the laws of the State of
Idaho with full corporate power and authority to own its properties and conduct its business to the extent described in the Registration Statement and Prospectus; Summit is duly qualified to do business as foreign corporations and in good standing in all jurisdictions in which the nature of the business transacted by them or their ownership of properties or assets makes their qualification necessary; the authorized and outstanding capitalization of Summit is as set forth in the Prospectus and the description in the Prospectus of the capital stock of Summit conforms with and accurately describes the rights set forth in the instruments defining the same;
	(d)  Summit is not in violation of their respective certificates of incorporation or Bylaws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any bond, debenture, note, or other evidence of indebtedness, contract or lease or in any indenture or loan agreement to which any of them is a party or by which any of them is bound.
	(e)  The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action on the part of Summit and
MIS and performance of the foregoing agreement and the consummation of the transactions contemplated thereby, will not conflict with or result in a breach of any of the terms or constitute a violation of the respective certificates of incorporation or Bylaws of Summit or MIS, or any deed of trust, lease, sublease, indenture, mortgage, or other agreement or instrument to which Summit or MIS is a party or by which any of them or their property is bound, or any applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over Summit or MIS or their properties or obligations; and no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein and in the other agreements previously referred to in this paragraph except as may be required under the
Act or under any state securities or Blue Sky Laws.
	(f)  Any certificate signed by an officer of Summit and delivered to Welco pursuant to this Agreement shall be deemed a representation and warranty by
Summit to Welco, to have the same force and effect as stated herein, as to the matters covered thereby.
	(g)  If any event relating to or affecting Summit or any of its subsidiaries shall occur as a result of which it is necessary, in Welco's opinion, to amend or supplement the Prospectus in order to make the
Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, Summit undertakes to inform Welco of such events within a reasonable time thereafter, and will forthwith prepare and furnish to Welco, without expense to them, a reasonable number of copies of an amendment or amendments or a supplement or supplements to the
Prospectus (in form and substance satisfactory to Welco) which will amend or supplement the Prospectus so that as amended or supplemented it will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading.
	(h)  Summit hereby warrants and represents that it will offer the preferred stock in accordance with the pricing formula set forth in Schedule
"A" which is incorporated by reference herein.
	(i)  All representations, warranties and agreements contained in this
Agreement, or contained in certificates of officers of Summit submitted pursuant hereto, shall remain operative and in full force and effect, surviving the date of this Agreement.
	6.	AVAILABILITY OF INFORMATION.  Summit hereby agrees to provide Welco, at its expense, with all information and documentation with respect to its business, financial condition and other matters as Welco may deem relevant based on the standards of reasonableness and good faith and shall request in connection with Welco's performance under this Agreement, including, without limitation, copies of all correspondence with the Commission, certificates of its officers, opinions of its counsel and comfort letters from its auditors.  The above-mentioned certificates, opinions of counsel and comfort letters shall be provided to Welco as Welco may request on the effective date of the Registration Statement and on the Closing Date.  Summit will make reasonably available to Welco, its auditors, counsel, and officers and directors to discuss with Welco any aspect of Summit which Welco may deem relevant.  In addition, Summit, at Welco's request, will cause to be delivered to Welco copies of all certificates, opinions, letters and reports to be delivered to the underwriter or underwriters, as the case may be, pursuant to any underwriting agreement executed in connection with the
Offering or otherwise, and shall cause the person issuing such certificate, opinion, letter or report to authorize Welco to rely thereon to the same extent as if addressed directly to Welco.  Summit represents and warrants to
Welco that all such information and documentation provided pursuant to this paragraph 6 will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statement therein not misleading.  In addition, Summit will promptly advise Welco of all telephone conversations with the Commission which relate to or may affect the
Offering.
	7.	INDEMNIFICATION.
		(a)  Subject to the conditions set forth below, and in addition to any rights of indemnification and contribution to which Welco may be entitled pursuant to any agreement among underwriters, underwriting agreement or otherwise, and to the extent allowed by law, Summit hereby agrees that it will indemnify and hold Welco and each person controlling, controlled by or under common control with Welco within the meaning of
Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934,
as amended (the "Exchange Act"), or the rules and regulations thereunder
(individually, an "Indemnified Person") harmless from and against any and all loss, claim, damage, liability, cost or expense whatsoever to which such
Indemnified Person may become subject under the Act, the Exchange Act, or other federal or state statutory law or regulation, at common law or otherwise, arising out of, based upon, or in any way related or attributed to (i) this Agreement, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus or any other filing, report, document, release or communication, whether oral or written, referred to in paragraph 5 hereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any application or other document executed by Summit or based upon written information furnished by Summit filed in any jurisdiction in order to qualify the Debentures under the securities or Blue Sky laws thereof, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iv) the breach of any representation or warranty made by Summit in this
Agreement.  Summit further agrees that upon demand by an Indemnified Person at any time or from time to time, it will promptly reimburse such
Indemnified Person for, or pay, any loss, claim, damage, liability, cost or expense as to which Summit has indemnified such person pursuant hereto.
Notwithstanding the foregoing provisions of this paragraph 7, any such payment or reimbursement by Summit of fees, expenses or disbursement incurred by an Indemnified Person in any proceeding in which a final judgment by a court of competent jurisdiction (after all appeals or the expiration of time to appeal) is entered against such Indemnified Person as a direct result of such person's negligence, bad faith or willful misfeasance will be promptly repaid to Summit.  In addition, anything in this paragraph 7 to the contrary notwithstanding, Summit shall not be liable for any settlement of any action or proceeding effected without its written consent.
		(b) Promptly after receipt by an Indemnified Person under paragraph
(a) above of notice of the commencement of any action, such Indemnified
Person will, if a claim in respect thereof is to be made against Summit under paragraph (a), notify Summit in writing of the commencement thereof;
but the omission to so notify Summit will not relieve Summit from any liability which it may have to any Indemnified Person otherwise than under this paragraph 7 if such omission shall not have materially prejudiced
Summit's ability to investigate or to defend against such claim.  In case any such action is brought against any Indemnified Person, and such
Indemnified Person notifies Summit of the commencement thereof, Summit will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the Indemnified Person promptly after receiving the aforesaid notice from such Indemnified Person, to assume the defense thereof with counsel reasonably satisfactory to such Indemnified Person;
provided, however, that if the defendants in any such action include both the Indemnified Person and Summit or any corporation controlling, controlled by or under common control with Summit, or any director, officer, employee, representative or agent of any thereof, or any other "Qualified Independent
Underwriter" retained by Summit in connection with the Offering and the
Indemnified Person shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to such other defendant, the Indemnified Person shall have the right to select separate counsel to represent it.  Upon receipt of notice from Summit to such Indemnified Person of its election so to assume the defense of such action and approval by the Indemnified Person of counsel,
Summit will not be liable to such Indemnified Person under this paragraph 7 for any fees of counsel subsequently incurred by such Indemnified Person in connection with the defense thereof (other than the reasonable costs of investigation subsequently incurred by such Indemnified Person) unless (i)
the Indemnified Person shall have employed separate counsel in accordance with the provision of the next preceding sentence (it being understood, however, that Summit shall not be liable for the expenses of more than one separate counsel in any one jurisdiction representing the Indemnified
Person, which counsel shall be approved by Welco), (ii) Summit, within a reasonable time after notice of commencement of the action, shall not have employed counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person, or (iii) Summit shall have authorized in writing the employment of counsel for the Indemnified Person at the expense of Summit, and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause
(i) or (iii).
		(c)  In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph 7 is due in accordance with its terms but is for any reason held by a court to be unavailable from Summit to Welco on grounds of policy or otherwise, Summit and Welco shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which Summit and Welco may be subject in such proportion so that Welco is responsible for that portion represented by the percentage that its fee under this Agreement bears to the public offering price appearing on the cover page of the
Prospectus and Summit is responsible for the balance, except as Summit may otherwise agree to reallocate a portion of such liability with respect to such balance with any other person, including, without limitation, any other
"Qualified Independent Underwriter"; provided, however, that (i) in no case shall Welco be responsible for any amount in excess of the fee set forth in paragraph 4 above and (ii) no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Act shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this paragraph (c), any person controlling, controlled by or under common control with Welco, or any partner, director, officer, employee, representative or any agent of any thereof, shall have the same rights to contribution as Welco and each person who controls Summit within the meaning of Section 15 of the Act or Section
20 of the Exchange Act, each officer of Summit who shall have signed the
Registration Statement and each director of Summit shall have the same rights to contribution as Summit, subject in each case to clause (i) of this paragraph (c).  Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against the other party under this paragraph (c), notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (c).  The indemnity and contribution agreements contained in this paragraph 7 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Indemnified Person or termination of this Agreement.
	8.	AUTHORIZATION BY SUMMIT.  Summit represents and warrants to Welco that this Agreement has been duly authorized, executed and delivered by
Summit and constitutes a valid and binding obligation of Summit.
	9.	AUTHORIZATION BY MIS.  MIS represents and warrants to Welco that this
Agreement has been duly authorized, executed and delivered by MIS and constitutes a valid and binding obligation of MIS.
	10.	AUTHORIZATION BY WELCO.  Welco represents and warrants to Summit that this Agreement has been duly authorized, executed and delivered by Welco and constitutes a valid and binding obligation of Welco.
	11.	NOTICE.  Whenever notice is required to be given pursuant to this
Agreement, such notice shall be in writing and shall be mailed by first class mail, postage prepaid, addressed (a) if to Welco, at 101 West City
Avenue, Suite 2130, Bala Cynwyd, PA 19004-9967, Attention:  Kenneth S.
Shapiro, and (b) if to Summit, at West 929 Sprague Avenue, Spokane,
Washington 99204, Attention:  Susan A. Thomson.
	12.	GOVERNING LAW.  This Agreement shall be construed (both as to validity and performance) and enforced in accordance with and governed by the laws of the State of Washington applicable to agreements made and to be performed wholly within such jurisdiction.
	IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above mentioned.

				SUMMIT SECURITIES, INC.

				By:__________________________________________
					Tom Turner, President

				By:__________________________________________
					Greg Gordon, Secretary/Tresurer

				METROPOLITAN INVESTMENT SECURITIES, INC.

				By:__________________________________________
					Susan A. Thomson, Vice President

				By:__________________________________________
					Reuel Swanson, Secretary

				WELCO SECURITIES, INC.

				By:__________________________________________
					Kenneth S. Shapiro, President


SCHEDULE A

	The opinion of Welco is conditioned upon Summit's undertaking to maintain the distribution rate of the Preferred Stock in accordance with the formula set forth below:

	Notwithstanding anything to the contrary herein the Applicable Rate for any monthly distribution period shall not, in any event, be less than 6% or greater than 14% per annum. The Board of Directors may, however, by resolution, authorized distributions in excess of the Applicable Rate. The Applicable Rate for any monthly distribution period shall be the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Twenty
Year Constant Maturity Rate (each as hereinafter defined) plus one half of one percentage point for such dividend period. In the event that the Company determines in good faith that for any reason one or more of such rates cannot be determined for any distribution period, then the Applicable Rate for such period shall be the higher of whichever of such rates can be so determined.


EXHIBIT B

VARIABLE RATE, CUMULATIVE

PREFERRED STOCK, SERIES S-2
PRICING



For Distributions Payable On:	_____________________________________

Distributions Record Date:	________________________________________

											Effective
				Date		Date		Average		Rate



3 Mo. Treasury Bill	_____________________________	+1.5%

10 Yr Constant Rate	_____________________________	+1.5%

20 Year				_____________________________	+1.5%


			HIGHEST EFFECTIVE RATE: _______________________________
			MONTHLY DISTRIBUTION PER SHARE: _______________________

As resolved by the Board of Directors, distribution will be deemed declared on the 1st day of each month, payable on the 20th of each month to the holders of record on the 5th of each month.


			_______________________________________________________
			Greg Gordon, Secretary